UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 19, 2019

Twenty-First Century Fox, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32352	26-0075658
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-852-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

On March 19, 2019, Twenty-First Century Fox, Inc. (the “Company” or “21CF”) and The Walt Disney Company (“Disney”), in connection with Disney’s acquisition of 21CF (the “Acquisition”), announced that the per share value of the Merger Consideration (as defined below) has been calculated to be $51.572626 (the “Per Share Value”), in accordance with the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, by and among 21CF, Disney, TWDC Holdco 613 Corp., the holding company that will own both Disney and 21CF following the Acquisition (“New Disney”), and certain of Disney’s other subsidiaries.

Subject to election, proration and adjustment procedures set forth in the Merger Agreement, at the effective time of the Acquisition, each share of 21CF common stock will be exchanged for $51.572626 in cash (the “Cash Consideration”) or 0.4517 shares of common stock of New Disney (the “Stock Consideration”, and together with the Cash Consideration, the ”Merger Consideration”). The number of shares of New Disney common stock comprising the Stock Consideration was determined by dividing the Per Share Value by $114.1801, which was the volume weighted average trading price of a share of Disney common stock on the New York Stock Exchange over the fifteen consecutive trading day period ending on (and including) March 15, 2019. A copy of the joint press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated March 19, 2019

EXHIBIT INDEX

Exhibit Number	Description
99.1	Joint press release issued by Twenty-First Century Fox, Inc. and The Walt Disney Company, dated March 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC.

Date: March 19, 2019	By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel